Exhibit 99.1

Sky Harbour Announces Record Q3 Results, Updates on Business Activities and Objectives

WEST HARRISON, N.Y.--(BUSINESS WIRE)--Sky Harbour Group Corporation (NYSE American: SKYH, SKYH WS) (“SHG” or the “Company”), an aviation infrastructure company building the first nationwide network of Home-Basing campuses for business aircraft, announced the release of its unaudited financial results for the three and nine months ended September 30, 2024 on Form 10-Q. The Company also announced the filing of its unaudited financial results for the quarter ended September 30, 2024 for Sky Harbour Capital (Obligated Group) with MSRB/EMMA. Please see the following links to access the filings:

SEC 10-Q:

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001823587/000143774924034528/ysac20240930c_10q.htm

MSRB/EMMA:

https://emma.msrb.org/P11802519-P11382277-P11821252.pdf

Financial Highlights on a Consolidated Basis include:

●	Q3 2024 Consolidated Revenues increased 64% as compared to Q3 2023 and 13% as compared to Q2 2024.

●	Net Cash Used in Operating Activities reported at $1.2 million in Q3 2024, from $1.0 million in Q2 2024 and $0.6 million in Q3 2023.

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Strong liquidity and capital resources as of September 30th, 2024, with consolidated cash and US Treasuries totaling $110 million, excluding the additional $38 million raised in the first closing of the PIPE equity placement in October 2024.

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Reiterating our guidance of reaching positive operating cash flow on a consolidated basis by the fourth quarter of 2025, driven by the cash flows expected to be generated from the three campuses opening in Q1 2025 in Denver, Phoenix and Addison (Dallas area).

Financial Highlights at Sky Harbour Capital (Obligated Group) include:

●	Q3 2024 revenues increased 23% as compared to Q3 2023 and 6.6% as compared to Q2 2024.

●	Net Cash Generated by Operating Activities reached $2.5 million in Q3, as compared to $1.1 million in Q2 2024 and $0.8 million in Q3 2023.

At the Obligated Group, Cash and US Treasuries totaled $87.0 million as of September 30, 2024, with the expected capital expenditures on the remaining phases there to be covered by these outstanding balances.

Update on Site Acquisition

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Sky Harbour currently has campuses operating at Houston’s Sugar Land Regional Airport (SGR), Nashville International Airport (BNA), Miami Opa-Locka Executive Airport (OPF), and San Jose Mineta International Airport (SJC); campuses in development at Denver’s Centennial Airport (APA), Phoenix Deer Valley Airport (DVT), Dallas’s Addison Airport (ADS), Chicago Executive Airport (PWK), Sky Harbour’s first three New-York-service airports - Bradley International Airport (BDL), Hudson Valley Regional Airport (POU), and Stewart International Airport (SWF), Orlando Executive Airport (ORL), Dulles International Airport (IAD), Salt Lake City International Airport (SLC), and additional campuses expected to be announced soon.

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Having met 2024 guidance of four new ground leases, with additional anticipated announcements pending, Sky Harbour is once again raising its guidance from eight additional ground leases to nine additional ground leases by December 2025.

Update on Construction and Development Activities

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As reported on our monthly activity reports filed with MSRB/EMMA and available on our website, APA, DVT and ADS remain forecasted for delivery and commencement of operations during Q1 2025. Please see the following link for the last monthly construction report: https://emma.msrb.org/P11795180-P11376904-P11815281.pdf

●	Beyond these three projects, there are ten other airport phases now in development.

Update on Leasing Activities

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The annualized revenue run rate as of September 30, 2024 at Sky Harbour’s four operating campuses is $40.36 per leased rentable square foot, exceeding original portfolio projections of $29.50 per sq feet by approximately 37%.

●	Lease renewals and replacements in the past twelve months have exhibited a weighted average step-up in total revenue of approximately 20%.

Update on Airport Operations

●	Staffing plan for three new locations under way, harbor masters and field personnel onboarded and in training.

●	Roll-out of additional value-enhancing, revenue-generating services in progress.

New Equity/PIPE Closing

Sky Harbour recently announced the initial closing of its previously announced equity raise. The Company issued 3,955,790 PIPE shares of Class A Common Stock for aggregate net proceeds of approximately $37.6 million, at a net purchase price of $9.50 per share. A second closing of up to an additional $37.6 million is scheduled for December 20, 2024, with the final amount subject to the exercise of the rights granted as part of this initial closing.

The Company plans to leverage the proceeds of this PIPE financing, together with existing cash on hand, with an additional, previously announced, $150 million in private activity debt financing, expected to be issued in the first half of 2025. The combined proceeds of approximately $240 million is intended to support the phase 1 development projects at approximately 6-7 new airport campuses (or approximately 800,000 additional rentable square feet), beyond the approximately one million rentable square feet already funded.

Tal Keinan commented: “Sky Harbour is achieving its business plan objectives at a faster-than-anticipated rate. We continue to invest very deliberately in the best human resources possible to manage our growth and continue accelerating, while still maintaining a zealous focus on our customers. We have created a category in aviation infrastructure, and we aim to lead it for years to come.”

About Sky Harbour

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases, and manages general aviation hangar campuses across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate residents with the best physical infrastructure in business aviation, coupled with dedicated service, tailored specifically to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of SHG, including statements regarding our expectations for future results, our expectations for future ground leases, our expectations on future construction and development activities and lease renewals, and our plans for future financings. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sky Harbour Group Corporation (the “Company”) as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2023 and other filings the Company makes with the SEC from time to time. The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Key Performance Indicators

We use a number of metrics, including annualized revenue run rate per leased rentable square foot, to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Our key performance indicators may be calculated in a manner different than similar key performance indicators used by other issuers. These metrics are estimated operating metrics and not projections, nor actual financial results, and are not indicative of current or future performance.

Contacts

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco X. Gonzalez